UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2016

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 22, 2016, Constitution Pipeline Company, LLC (Constitution), in which Piedmont Natural Gas Company, Inc. (the Company) holds a 24% membership interest, announced that the New York State Department of Environmental Conservation (NYDEC) denied Constitution’s application for a Section 401 Water Quality Certification (Certification) for the New York State portion of Constitution's proposed 124-mile pipeline that would bring Appalachian natural gas supplies from Pennsylvania to northeast US markets (the Project). Constitution stated that it remains steadfastly committed to pursuing the Project and that it intends to pursue all available options to challenge the legality and appropriateness of NYDEC’s decision.

In light of the denial of the Certification and the anticipated actions to challenge the decision, Constitution has revised its target in-service date to the second half of 2018, assuming that the challenge process is satisfactorily and promptly concluded. Constitution is evaluating the impacts of the denial of the Certification on the Project, and the Company is evaluating the impact on its investment in Constitution. The Company believes that the denial of the Certification and resulting delay in the Project’s in-service date will have no material impact on the proposed acquisition of the Company by Duke Energy Corporation, expected to close by the end of 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

April 26, 2016	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel